Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

AILERON THERAPEUTICS, INC.

Incorporated under the Laws of the

State of Delaware

Adopted as of August 6, 2001

Amended and Restated as of

October 21, 2010

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ii

BYLAWS

OF AILERON THERAPEUTICS, INC.

(a Delaware corporation)

ARTICLE I

OFFICES

The registered office of the Corporation in State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation’s business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

Section 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

Section 3. Special Meetings. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board, if any, or the President or by order of the Board of Directors and shall be called by the Secretary upon the written request of stockholders holding of record at least 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten days or more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present at, and vote on, such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the Delaware General Corporation Law.

Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting, or, (iii) if no place or electronic network is specified in the notice of the meeting, during ordinary business hours, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person, by remote communication or by proxy at such meeting.

Section 6. Quorum. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

Section 7. Voting. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters other than the election of directors shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present or represented by proxy, except as otherwise required by law or the Articles of Incorporation. Unless demanded by a stockholder of the Corporation present or represented by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such a proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled. If authorized by the Board of Directors, a ballot shall be deemed written and signed for the purposes of this section if electronically transmitted by a stockholder or proxyholder present by means of remote communication, or persons authorized to act for such stockholder or proxyholder, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxyholder, or by a person or persons authorized to act for the stockholder or proxyholder, and (B) that such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission on the date of the meeting.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action without a meeting may authorize another person or persons to act for him by a proxy executed or transmitted in a manner permitted by the Delaware General Corporation Law by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

Section 9. Action Without a Meeting.

(a) Taking of Action by Consent. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Electronic Transmission of Consents. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be in writing, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded if, and to the extent and in the manner provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c) Notice of Taking of Corporate Action. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in the manner contemplated by this Section 9 of Article II and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2. Election and Term. Except as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally, in writing, or by electronic transmission, and attendance at the organization meeting shall constitute such acceptance.

Section 3. Number. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors and initially shall be one.

Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of 50% of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

Section 5. Organization Meeting. Immediately after each annual meeting of stockholders for the election of Directors the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President or by a majority of the Directors. Notice shall be duly given to each Director (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or electronic transmission, or delivering written notice by hand, to such Director’s last known business, home or electronic transmission address at least 48 hours in advance of the meeting or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Unless limited by law, the Articles of Incorporation, these Bylaws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

Section 8. Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present or represented by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in the manner contemplated in Section 9 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.

Section 9. Resignations. Any Director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, if any, the President, the Vice President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Vacancies. Any newly created directorships and vacancies occurring in the Board by reason of death, resignation, retirement, disqualification or removal, with or without cause, may be filled by the action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present or represented by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in the manner contemplated in Section 9 of Article II. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.

Section 11. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission and the written consents and electronic transmissions are filed with the minutes or the proceedings of the Board or committee.

Section 13. Meetings by Conference Communications Equipment. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 14. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board (if any) and the Vice Presidents (if any) being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

Section 3. Other Officers. In addition, the Board may elect, or the Chairman of the Board, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.

Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

Section 5. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.

Section 7. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside if present at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer.

Section 9. Vice President. Each Vice President, if such be elected, shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

Section 11. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.

ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Indemnification. The corporation shall, to the maximum extent permitted by applicable law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation and shall likewise have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by such law. For purposes of this Article V, an “agent” of the corporation includes any person who is or was a director or officer of the corporation or was a director or officer of a corporation which was a predecessor corporation of the corporation.

Section 2. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of these Bylaws, to the extent that an agent indemnified under Section 1 herein, has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 3. Determination of Right to Indemnification. Unless otherwise ordered by a court, any indemnification under Section 1 herein shall be paid by the corporation unless a determination is made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the Stockholders, that indemnification of an agent entitled to indemnification under Section 1 herein, is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 herein.

Section 4. Advance Payment of Costs, Charges and Expenses. To the full extent permitted by law, the corporation shall, upon request, pay costs, charges and expenses (including attorneys’ fees) incurred by an agent entitled to indemnification pursuant to Section 1 herein, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by an agent in his capacity as an agent (and not in any other capacity in which service was or is rendered by such person while an agent) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the agent to repay all amounts so advanced in the event that it shall ultimately by determined that such agent is not entitled to be indemnified by the corporation as authorized in these Bylaws.

Section 5. Other Right; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (present or future, common or statutory), bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to serve in the capacity making him eligible for indemnification, and shall inure to the benefit of the estate, heirs, executors and administrators of such person; all rights to indemnification under these Bylaws shall be deemed to be a contract between the corporation and each agent indemnified hereunder who serves or served in such capacity at any time while these Bylaws as well as the relevant provisions of the Delaware General Corporation Law or any other applicable laws are or were in effect; any repeal or modification thereof shall not in any way diminish any rights to indemnification of such agent or the obligations of the corporation arising hereunder.

Section 6. Savings Clause. If Sections 1 through 5 of these Bylaws or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent entitled to indemnification, as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of these Bylaws that shall not have been invalidated and to the full extent permitted by applicable law. To the full extent permitted by law, the corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors and employees of the corporation and of companies acquired by or merged with the corporation, obligating the corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under Sections 1 through 5 of this Article V.

Section 7. Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any agent, against any liability asserted against such agent and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such agent.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.

Section 5. Registrations of Transfers of Stock. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires.

Section 8. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in such form as the Board of Directors may decide. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

Section 3. Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

Section 4. Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

AMENDMENTS

These Bylaws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation (i) present or represented by proxy at a meeting of holders of such stock and entitled to vote thereon or (ii) by a consent in the manner contemplated in Section 9 of Article II, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.

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